Exhibit 99.2

              Hutchison Whampoa and Cheung Kong (Holdings) Limited
                  Invest $50 Million In US-Based Priceline.com

      NORWALK, Conn., February 15, 2001 . . . Hutchison Whampoa Limited ("Hutchison") and Cheung Kong (Holdings) Limited ("CKH") today announced that they have invested an aggregate $50 million in US-based priceline.com (Nasdaq:
PCLN). Hutchison, one of Asia's largest companies with a market capitalization of $53 billion, already has joined with priceline.com in an alliance to bring priceline.com's business concept to 2.6 billion consumers in Asia. Hutchison and CKH also announced at the same time that they have entered into an agreement to purchase an aggregate of 11.3 million shares of priceline.com common stock from Jay S. Walker for an aggregate purchase price of approximately $24 million.

Hutchison and CKH invested an aggregate $50 million in priceline.com by purchasing approximately 24 million shares of priceline.com common stock at $2.10 per share, a price determined based on the market price of priceline.com's stock during the negotiation period. In connection with the sale, Hutchison and CKH received certain registration rights from the Company. Hutchison also will receive a seat on priceline.com's Board of Directors. That seat will be assumed by Ian F. Wade, Group Managing Director of Hutchison's A.S. Watson Group.

Hutchison also reaffirmed its commitment to priceline.com's business model by increasing its interest in Hutchison-Priceline Limited ("HPL"), the companies' Asia venture. Hutchison will purchase $9.5 million worth of HPL convertible notes, increasing its HPL interest to 65%. Hutchison and Cheung Kong also will receive for a period of six months the exclusive rights to negotiate with priceline.com for the setup of a potential business in Japan.

Hutchison Group Managing Director Canning Fok said, "We know priceline.com well from our venture in Asia, and are excited by its long-term growth prospects. We are impressed with the proven strength of priceline.com's business model, and the tremendous brand recognition that it has built since its inception only three years ago. We at Hutchison are therefore very pleased to participate in the future of this company as a significant investor and an active member of the Board of Directors. In the meantime, we are preparing for the launch of our Hutchison-Priceline business in Asia."

"Priceline.com is delighted to welcome Hutchison and Cheung Kong as strategic investors," said priceline.com Chairman Richard S. Braddock. "We have been pleased by how well Hutchison and priceline.com have worked together to develop our Asian partnership, and now we have both Hutchison and Cheung Kong as partners in a much deeper sense. We have a shared vision in the long-term success of priceline.com, and with the considerable commercial experience and entrepreneurial skills that Hutchison and Cheung Kong bring to the table, we are now better positioned than ever to realize that vision," he added.

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Hutchison Whampoa is a conglomerate with a market capitalization of over $53 billion. Among its many businesses, it is one of Asia's largest owners and operators of Internet and telecommunications infrastructure offering a wide range of related services. These include fixed-line services, ISP and ICP services, Web hosting services, fiber optics broadband networks, mobile telephone data and internet services, paging, trunked mobile radio, VSAT and radio broadcasting services.

Hutchison's telecommunications and e-commerce related operations have been growing rapidly. The Company has teamed up with Global Crossing to further expand its global connectivity and to pursue fibre optic broadband network opportunities in the Greater China Region. Cooperation with NTT DoCoMo, which owns 19% of Hutchison's mobile communications businesses in Hong Kong offers its customers advanced mobile Internet opportunities. Recently the Group has won 3G licences in Italy and Sweden with local partners and Austria respectively. Hutchison had earlier won the bid for the largest 3G licence in the UK and subsequently formed Hutchison 3G UK -- a joint venture company with NTT DoCoMo and KPN Mobile, to build and operate a national Universal Mobile Telecommunications System network.

With Cheung Kong (Holdings) and other strategic partners, Hutchison is a substantial shareholder of TOM.COM Limited, the mega portal for China related "infotainment" Internet content. Hutchison and Cheung Kong together also have a substantial stake in iBusiness corporation Limited, which includes partners Hongkong and Shanghai Banking Corporation, and Hang Seng Bank. In addition to the alliance with Priceline.com, the Company has also teamed up with CSFBdirect (formerly DLJdirect) to expand online investment services in the region. A joint venture with Internet Capital Group has also been formed to pursue business to business e-commerce opportunities. Recently, Hutchison has joined forces with PetroChina, CNPC and other partners to build China's first B2B portal for the oil and gas industry. In addition, the Group has launched a number of other major portals including LINE (Logistics Information Network Enterprise), which provide transportation e-commerce services and bigboXX.com, a B2B portal focused on office supplies and business services.

About priceline.com

Priceline.com is the Name Your Own Pricesm Internet pricing system that provides services across four broad product categories: a travel service that offers leisure airline tickets, hotel rooms and rental cars; a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee; an automotive service that offers new cars; and a telecommunications service that offers long distance calling services. Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees. In these arrangements, priceline.com generally receives royalties for licensing its intellectual property. Priceline.com also holds securities carrying the right to purchase a significant equity stake in the licensees under certain conditions. Unless those rights are exercised, the results of licensee operations will not be included in priceline.com's financial statements.

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                                About Cheung Kong

Cheung Kong (Holdings) Limited is the flagship of the Cheung Kong Group which consist of four leading Hang Seng Index constituent stocks ? Cheung Kong (Holdings) Limited, Hutchison Whampoa Limited, Cheung Kong Infrastructure Holdings Limited and Hongkong Electric Holdings Limited. Cheung Kong Holdings' major businesses include Property Development and Management; IT/Internet operations; and Investments.

                             About Hutchison Whampoa

Hutchison Whampoa is a Hong Kong-based multinational conglomerate with a market capitalisation of about US$53 billion. Hutchison's consolidated turnover in 1999 was over US$7.1 billion, and earnings after tax and exceptional items were approximately US$15.1 billion.

Amongst its five core businesses, Hutchison is one of the leading owners and operators of Internet and telecommunications infrastructure, offering a wide range of related services. These include fixed-line services, internet services, fiber optics broadband networks, mobile telephony (voice and data), paging, trunked mobile radio, VSAT and radio broadcasting services. As part of its retail services, the Group recently constructed the largest shopping center in Beijing and operates about 800 retail outlets in Asia. Under its property division, Hutchison also owns and manages hotels in China, Hong Kong and the Bahamas. For more information, please visit www.hutchison-whampoa.com.

                                       ###

For press information, contact:     priceline.com
                                    Brian Ek, 203/299-8167
                                    brian.ek@priceline.com
                                    Hutchison Whampoa Ltd. (Hong Kong)
                                    Laura Cheung, 852-2128-1289
                                    laurac@hwl.com.hk

Information about Forward Looking Statements

This press release may contain forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in the Company's relationships with airlines and other product and service providers; inability to successfully expand the Company's business model both horizontally and geographically systems-related failures; the Company's ability to protect its intellectual property rights; the effects of increased competition; losses by the Company and its licensees; any adverse impact from negative publicity and negative customer reaction relating to recent announcements concerning the Company; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission.